SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         BANCORP RHODE ISLAND, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

                     [BANCORP RHODE ISLAND, INC. LOGO]


                                                             April 12, 2002





Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. to be held at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island 02903, on
Wednesday, May 15, 2002 at 10:00 a.m.

      The official Notice of Annual Meeting, Proxy Statement and Proxy are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement. I encourage you to take the time to review the Proxy Statement.

      It is important that your shares be represented and voted at the Annual Meeting. Accordingly, regardless of whether or not you plan to attend the meeting, please sign and date the enclosed proxy form and return it in the enclosed postage paid envelope, so that your shares may be represented at the meeting. If you decide to attend the meeting you may revoke your proxy and vote your shares yourself.

      Thank you for your consideration.  I look forward to seeing you.

                                       Very truly yours,


                                       /s/ Malcolm G. Chace


                                       Malcolm G. Chace
                                       Chairman

                         BANCORP RHODE ISLAND, INC.
                            One Turks Head Place
                       Providence, Rhode Island  02903


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To Be Held Wednesday, May 15, 2002


To the Shareholders of Bancorp Rhode Island, Inc.:

      The Annual Meeting of Shareholders of Bancorp Rhode Island, Inc. (the "Meeting"), a Rhode Island corporation ("the Company"), will be held at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island on Wednesday, May 15, 2002, at 10:00 a.m. local time, for the following purposes:

      1. To elect four Class III Directors to serve until 2005 and to elect Karen Adams as a Class I Director to serve until 2003;

      2. To consider and act upon a proposal to adopt the Company's 2002 Incentive and Non-Qualified Stock Option Plan;

      3. To consider and act upon a proposal to amend the Company's Amended and Restated Non-Employee Director Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 25,000 shares;

      4. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent public accountants for the Company; and

      5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The Board of Directors of the Company has fixed the close of business on March 29, 2002 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books will not be closed.

      All Shareholders are cordially invited and urged to attend the Meeting. PLEASE SIGN, DATE AND RETURN THE PROXY EVEN THOUGH YOU PLAN TO ATTEND THE MEETING. Upon your arrival your proxy will be returned to you if you desire to revoke it or vote in person. Your attendance in person is encouraged, but should anything prevent your attendance in person, your presence by proxy will still allow your shares to be voted.

                                       By Order of the Board of Directors


                                       /s/ Margaret D. Farrell, Secretary


                                       Margaret D. Farrell, Secretary


April 12, 2002

                         BANCORP RHODE ISLAND, INC.
                            One Turks Head Place
                       Providence, Rhode Island  02903

                               PROXY STATEMENT

      This Proxy Statement is being furnished to the holders of Common Stock (the "Shareholders") of Bancorp Rhode Island, Inc., a Rhode Island corporation ("Bancorp"), in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Shareholders of Bancorp (the "Meeting") to be held at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island on Wednesday, May 15, 2002 at 10:00 a.m. local time, and at any adjournments and postponements thereof. This Proxy Statement and the related proxy form are being mailed on or about April 12, 2002 to holders of record of Bancorp's Common Stock on March 29, 2002. As used herein, the "Company" means both Bancorp and Bank Rhode Island, a Rhode Island financial institution (the "Bank"), the only significant operating subsidiary of Bancorp.

                     ACTION TO BE TAKEN UNDER THE PROXY

      A proxy for use at the Meeting is enclosed. Subject to such revocation or suspension, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy. If no instructions are specified with regard to the matters to be acted upon, the proxy holders will vote FOR approval of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by any Shareholder who attends the Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or a duly executed proxy bearing a later date to the Secretary of Bancorp. The Secretary of Bancorp is Margaret D. Farrell, and any revocation should be filed with her c/o Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903.

      A proxy may confer discretionary authority to vote with respect to any matter to be presented at the Meeting which management does not know of a reasonable time before the date hereof. Management does not know of any such matter which may come before the Meeting and which would be required to be set forth in this Proxy Statement or the related proxy form. If any other matter is properly presented to the Meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

                       PERSONS MAKING THE SOLICITATION

      The Board of Directors of Bancorp is soliciting these proxies. Bancorp will bear the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting. Bancorp contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if management of Bancorp determines that this is advisable.

                              VOTING SECURITIES

      Holders of record of Bancorp's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 29, 2002 are entitled to notice of and to vote at the Meeting. Holders of the Common Stock are entitled to one vote for each share held on the matters properly presented at the Meeting.

      The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. A plurality of votes cast is required to elect the directors. All other proposals to be voted upon at the Meeting will require the affirmative vote of holders of a majority of the Common Stock present in person or represented by proxy at the Meeting. Abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on the matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

      As of the close of business on March 29, 2002, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, Bancorp had outstanding 3,756,550 shares of Common Stock entitled to vote. Each share entitles the holder of record to one vote on each matter submitted to Shareholders of Bancorp.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

      Bancorp's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, and as nearly equal as possible. The Board of Directors, effective January 16, 2002, increased the number of directors from twelve to fourteen, of which five are designated as Class I Directors, four as Class II Directors and five as Class III Directors. The Board of Directors elected Karen Adams and Edward J. Mack II to fill the then existing vacancies as a Class I Director and Class III Director, respectively, to serve until the Meeting. Under Bancorp's Articles of Incorporation, any directorship filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the Shareholders. The current Class I Directors (other than Karen Adams) serve until the 2003 annual meeting, Class II directors serve until the 2004 Annual Meeting and Class III Directors serve until the Meeting. As each term expires, the directors elected to each class will serve for a term of three years. Directors serve until their successors are duly elected and qualified or until the director's earlier resignation or removal, provided that a director's term will automatically terminate on the date of the next annual meeting of Shareholders following such director attaining age 72. At the Meeting, five Class III Directors are to be elected to serve until the 2005 annual meeting and until their successors are duly elected and qualified. In addition to the nominees for Class III Directors set forth below, Karen Adams is nominated as a Class I Director to serve until the 2003 annual meeting and her successor is duly elected and qualified. Other than Karen Adams and Edward J. Mack II, all directors of Bancorp have served in such capacity since Bancorp's formation on February 15, 2000 for the purpose of becoming the holding company of the Bank. The Directors of Bancorp also serve as directors of the Bank. All nominees are currently directors of both Bancorp and the Bank.

      Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the five nominees named below to the Board of Directors as Class III Directors and FOR the election of Karen Adams to the Board of Directors as a Class I Director. If any nominee named below is not available for election to the Board of Directors at the time of the Meeting, it is the intention of the persons named as proxies to act to fill that office by voting the shares to which a proxy relates FOR the election of such person or persons as may be designated by the Board of Directors or, in the absence of such designation, in such other manner as the proxies may in their discretion determine, unless authority to do so has been withheld or limited in the proxy. The Board of Directors anticipates that each of the nominees will be available to serve if elected.

The Board of Directors recommends a vote "FOR" the election of the nominees for election as directors.

      The following table sets forth certain information for both the five nominees for election as Class III Directors and Karen Adams, a nominee for election as a Class I Director (the "Nominees"), and for those Class I (other than Karen Adams) and Class II Directors whose terms expire at the annual meetings of Bancorp's Shareholders in 2003 and 2004, respectively.


                                                   Business Experience                    Year First
Name                       Age                     During Past 5 Years                 Became Director*
----                       ---                     -------------------                 ----------------

NOMINEES FOR CLASS III DIRECTORS (Term to Expire 2005)

Anthony F. Andrade         54     President of A&H Composition and Printing and              1996
                                  former President of Universal Press Graphics, Inc.
                                  until his retirement in April 1997.

Malcolm G. Chace           67     Chairman of the Board of Bancorp since its formation       1996
                                  and Chairman of the Board of the Bank since 1996.
                                  Vice President of Gammon Corp. Financial Services
                                  since 1986.  Also, a director of Berkshire Hathaway,
                                  Inc.  1996

Ernest J. Chornyei, Jr.    59     Business consultant since February 2000. Prior             1996
                                  thereto, Chairman of the Board of Bradford Dyeing
                                  Association, Inc. (textiles) in Westerly, Rhode Island.

Edward J. Mack II          43     President and owner of Tri-Mack Plastics                   2002
                                  Manufacturing Company (engineering, design and
                                  manufacture of custom high performance plastic
                                  parts) since 1990.

Merrill W. Sherman         53     President and Chief Executive Officer of each of           1996
                                  Bancorp and the Bank since each commenced
                                  operation.  Also, a director of Providence and
                                  Worcester Railroad Company and the Providence
                                  Journal Co., a subsidiary of Belo Corp.  From 1995
                                  through 1996 she was the President of EFC, Inc. (the
                                  Bank's agent in connection with its formation).

NOMINEE FOR CLASS I DIRECTOR (Term to Expire 2003)

Karen Adams                46     Television news anchor for WPRI-TV (Sunrise                2002
                                  Television Corp.) since 1989.

CLASS I DIRECTORS (Term to Expire 2003)

F. James Hodges**          62     Chairman of the Board of Hodges Badge Company,             1996
                                  Inc. (commemorative ribbon manufacturer) since
                                  1995, and President and CEO from 1972 through
                                  1994.

Donald J. Reaves           55     Executive Vice President for Finance and                   1996
                                  Administration and Chief Financial Officer of Brown
                                  University since 1997, and Senior Vice President for
                                  Finance and Administration and Chief Financial
                                  Officer from 1993 to 1997.

Cheryl W. Snead            43     President and Chief Executive Officer of Banneker          1996
                                  Industries, Inc. (manufacturing, assembly and
                                  packaging and logistics management) since 1991.

John A. Yena               61     President of Johnson & Wales University.                   1996

** Mr. Hodges has tendered his resignation from the Board of Directors to be effective as of the Meeting.





                                                   Business Experience                    Year First
Name                       Age                     During Past 5 Years                 Became Director*
----                       ---                     -------------------                 ----------------

CLASS II DIRECTORS (Term to Expire 2004)

John R. Berger             58     Business consultant since 1994.  Prior thereto,            1997
                                  Executive Vice President and Director of Mergers and
                                  Acquisitions (1993-94) and Executive Vice President
                                  and Chief Investment Officer (1985-93) for Shawmut
                                  National Corporation.

Karl F. Ericson            68     Business consultant and certified public accountant.       1996
                                  From 1970 through 1990, a partner of KPMG LLP.

Margaret D. Farrell        52     Partner of Hinckley, Allen & Snyder LLP (law firm)         1996
                                  since 1981.

Mark R. Feinstein          46     President of Northeast Management, Inc. (video store       1996
                                  franchisee) since 1991.

* The dates of directorship before 2000 reflect the years in which certain of the directors were elected directors of the Bank, which became a wholly-owned subsidiary of Bancorp on September 1, 2000.

General Information About Board of Directors

      The Bancorp Board of Directors held seven meetings and the Bank's Board of Directors held eight meetings during 2001. Both the Bancorp Board and the Bank Board have three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Bank also has a Directors' Loan Committee. Karen Adams and Edward J. Mack II were elected to the Bank's Board of Directors in December 2001 and to Bancorp's Board of Directors in January 2002, and accordingly, neither attended any Board of Director meetings in 2001.

      The Executive Committees of Bancorp and the Bank did not meet during 2001. The members of the Executive Committees during 2001 were Malcolm G. Chace (Chairman), Merrill W. Sherman, Karl F. Ericson, Margaret D. Farrell and F. James Hodges. The Executive Committees conduct the affairs and business of Bancorp or the Bank, as the case may be, between meetings of the respective Board of Directors, subject to certain limitations set forth in Bancorp's Articles of Incorporation and the Bank's Agreement to Form.

      The Bancorp Compensation Committee met two times and the Bank's Compensation Committee met three times in 2001. The members of both Compensation Committees during 2001 were F. James Hodges, Jr. (Chairman), Anthony F. Andrade, John R. Berger and Donald J. Reaves. The Compensation Committee is responsible for the review and recommendation of the compensation arrangements for directors and officers and the award of options under the Company's Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan.

      The Bancorp Audit Committee met five times and the Bank Audit Committee met four times in 2001. The members of both Audit Committees, all of whom are independent as defined by the NASDAQ listing standards, are Karl F. Ericson (Chairman), Ernest J. Chornyei, Jr. and Cheryl W. Snead. The Audit Committee is responsible for, among other things, recommending to the Board the selection of independent auditors to conduct the annual audit of the Company's financial statements, reviewing the scope of the audit plans of the independent auditor and the Company's internal auditor, reviewing the scope of the non-audit services provided by the independent auditor and reviewing the results of the independent and internal auditors' work to ensure compliance with Company policies, all of which is set forth in greater detail in the "Report of the Audit Committee," included in this Proxy Statement. The Bancorp Audit Committee is governed by a written charter approved by the Board of Directors on October 17, 2000.

Compensation of Directors

      Directors of the Company (other than Ms. Sherman) receive a combined annual retainer of $7,500, $5,000 for service as a Bancorp director and $2,500 for service as a Bank director. Directors of the Company receive $100 for each Bancorp Board meeting attended, as well as $50 for each Bancorp Committee meeting attended. In addition, directors of the Company receive $500 for each meeting of the Bank's Executive Committee, Audit Committee or Compensation Committee attended, and $550 for each Directors' Loan Committee meeting attended.

      Under the Amended and Restated Non-Employee Director Stock Plan (the "Director Plan") approved by the Bank's shareholders at the 1998 annual meeting and assumed by Bancorp in connection with the reorganization of the Bank into a holding company structure on September 1, 2000 (the "Reorganization"), each non-employee director elected at the 1998 meeting received an option to purchase 1,500 shares of Common Stock, and each new non-employee director elected thereafter receives an option to purchase 1,000 shares of Common Stock as of the date of election to the Board. In addition, annual grants of options are made as of the date of each annual meeting of Shareholders to each non-employee director (other than a director who is first elected at or within six months of the meeting) to purchase 500 shares of Common Stock. All options have a ten-year term and an exercise price equal to the fair market value on the date of grant. Options may be exercised with cash, Common Stock, or both. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control.

                      COMMON STOCK OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of 5% Beneficial Owners

        The following table sets forth information as of March 29, 2002, regarding the beneficial owners of more than 5% of Bancorp's Common Stock:


                                                             Amount and Nature of      Percent
Name and Address of Beneficial Owner                       Beneficial Ownership (a)    of Class
------------------------------------                       ------------------------    --------

Malcolm G. Chace(b)                                            478,808                   12.7%
  c/o Point Gammon Corporation
  One Providence Washington Plaza, Providence, RI 02903

Richard A. Grills                                              249,995                    6.7%
  P.O. Box 539, Westerly, RI 02891

Greenwood Partners L.P.(c)                                     205,684                    5.5%
  1601 Forum Place, Suite 905, W. Palm Beach, FL 33401

Merrill W. Sherman (d)                                         198,375                    5.1%
  c/o Bancorp Rhode Island, Inc.
  One Turks Head Place, Providence, RI 02903

--------------------
(a) All information is based upon ownership of record as reflected on the stock transfer books of Bancorp or as reported on Schedule 13G or
      Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(b) Includes 474,808 shares held by trusts of which Mr. Chace or his spouse is a co-trustee and has shared voting and investment power. Mr. Chace disclaims any economic or beneficial interest in 20,700 of such shares. Also includes 2,000 shares held by Mr. Chace's spouse and 2,000 shares that may be acquired pursuant to options which are presently exercisable. Mr. Chace is a director of Bancorp.




(c) Arnold Mullen, the general partner of Greenwood Partners, L.P., exercises investment and voting power over, and may be deemed to be the beneficial owner of, the Common Stock held by Greenwood Partners, L.P. Mr. Mullen owns directly 16,909 shares of Common Stock.
(d) Includes 139,675 shares that may be acquired pursuant to options which are presently exercisable and 7,700 shares of restricted stock. Ms. Sherman is the President and Chief Executive Officer and a Director of Bancorp.

Security Ownership of Directors and Officers

      The following table sets forth certain information regarding the beneficial ownership of Bancorp's Common Stock as of March 29, 2002 by each director, each executive officer named in the Summary Compensation Table appearing on page 8 and all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares indicated as owned by such person.


                                                                 Amount and Nature of     Percent
Name of Beneficial Owner                                       Beneficial Ownership(a)    of Class
------------------------                                       -----------------------    --------

Karen Adams                                                                   0               -
Anthony F. Andrade(b)                                                    53,000             1.4%
John R. Berger(b)                                                         5,000              *
Malcolm G. Chace(c)                                                     478,808            12.7
Ernest J. Chornyei, Jr.(b)(d)                                           111,000             3.0
Karl F. Ericson(b)                                                       11,000              *
Margaret D. Farrell(b)                                                    5,000              *
Mark R. Feinstein(b)                                                     16,500              *
F. James Hodges (b)(e)                                                   37,820             1.0
Edward J. Mack II                                                             0               -
Donald J. Reaves(b)                                                       4,000              *
Merrill W. Sherman(f)                                                   198,375             5.1
Cheryl W. Snead(b)                                                        3,510              *
John A. Yena(b)                                                           8,000              *
James V. DeRentis(g)                                                     10,920              *
Donald C. McQueen(h)                                                     47,190             1.2
Albert R. Rietheimer(i)                                                  49,140             1.3
Directors and executive officers as a group (18 persons)(j)           1,041,763            25.9%

*     Less than one percent.

(a) If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the director or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest and shares acquirable pursuant to options which are presently or will become exercisable within 60 days. All information with respect to beneficial ownership has been furnished by the respective directors and officers.
(b)   Includes 3,000 shares that may be acquired pursuant to options.
(c) Includes 474,808 shares held by trusts of which Mr. Chace or his spouse is a co-trustee and has shared voting and investment power. Mr. Chace disclaims any economic or beneficial interest in 20,700 of such shares. Also includes 2,000 shares held by Mr. Chace's spouse and 2,000 shares that may be acquired pursuant to options.
(d) Includes 108,000 shares held by a trust of which Mr. Chornyei is a beneficiary.
(e)   Includes 6,000 shares held by Mr. Hodges' immediate family members.
(f) Includes 139,675 shares that may be acquired pursuant to options and 7,700 shares of restricted stock.
(g)   Includes 10,820 shares that may be acquired pursuant to options.
(h)   Includes 40,190 shares that may be acquired pursuant to options.
(i)   Includes 41,140 shares that may be acquired pursuant to options.
(j)   Includes 266,225 shares that may be acquired pursuant to options.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than ten percent of Bancorp's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which Bancorp's securities are registered. Based solely on a review of the copies of such forms furnished to Bancorp and written representations from the executive officers and directors, Bancorp believes that during 2001 its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Audit Committee Report

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee's responsibilities focus on two primary areas:
(1) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; and (2) the independence and performance of the Company's internal auditors and independent auditors. The Audit Committee meets at least quarterly to, as appropriate, recommend to the Board an accounting firm to be engaged as the Company's independent accountants, and review, evaluate, and discuss with the Company's management and internal and independent auditors the scope of the audit plan, the results of the audit, the Company's financial statements (including the Company's quarterly earnings release), disclosure documents, quarterly reports issued by the Company's internal auditor, the adequacy and effectiveness of the Company's internal controls and changes in accounting principles. The Audit Committee regularly meets privately with both the internal and independent auditors, each of whom has unrestricted access to the Audit Committee.

      In connection with these responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and the Company's independent accountants, KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, wherein KPMG LLP confirms their independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2001. The Audit Committee discussed this information with KPMG LLP and also considered the compatibility of non-audit services provided by KPMG LLP with maintaining its independence.

      Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, to be filed with the SEC. The Audit Committee further recommended to the Board of Directors the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ended December 31, 2002, subject to ratification by the Shareholders at the 2002 Annual Meeting of Shareholders.

                               Audit Committee

                          KARL F. ERICSON - Chairman
              ERNEST J. CHORNYEI, JR.          CHERYL W. SNEAD

Audit Fees

      Aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of interim financial statements included in the Company's Quarterly Reports on Form 10-Q for such year were $133,000.

Financial Information Systems Design and Implementation Fees

      No fees were billed by KPMG LLP for financial information systems design and implementation services during 2001.

All Other Fees

      The aggregate fees billed by KPMG LLP for services rendered during 2001, other than the services described above, were $135,100. These services were for tax returns and tax estimates ($17,500), information risk management services ($46,600), information system vendor selection ($62,000) and employee benefit plan audits ($9,000). The Audit Committee has determined that the provision of such services is compatible with maintaining KPMG LLP's independence.

                           EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued by the Company to its Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 in salary and bonus in 2001 (together, the "Named Executive Officers"), for the calendar years ending December 31, 2001, 2000 and 1999:

Summary Compensation Table


                                                                                           Long Term
                                                            Annual Compensation (a)       Compensation
                                                        ------------------------------    ------------
                                                                                            Securities
                                                                                            Underlying        All Other
Name and Principal Position                             Year    Salary (b)     Bonus       Options/SARs    Compensation(c)
---------------------------                             ----    ----------     -----       ------------    ---------------

Merrill W. Sherman                                      2001     $320,944     $157,000        25,200           $10,500
  (President and CEO of both                            2000      260,204      158,250        29,500            10,408
  Bancorp and the Bank)                                 1999      249,412      126,800        23,700             9,760

Albert R. Rietheimer                                    2001      149,205       52,000         7,800             5,840
  (Chief Financial Officer and Treasurer                2000      135,733       55,000        10,300             5,429
  of both Bancorp and the Bank)                         1999      130,119       46,500         8,300             5,205

Donald C. McQueen                                       2001      145,873       52,000         7,800             5,884
  (Vice President and Assistant Secretary of            2000      132,517       55,000        10,300             5,589
  Bancorp and Executive Vice President and              1999      127,021       50,000         8,300             5,369
  Chief Credit & Administrative Officer of the Bank)

James V. DeRentis                                       2001      120,820       52,000         6,350             4,833
  (Executive Vice President - Retail                    2000      102,615       41,500         5,200             4,105
  Banking & Marketing of the Bank)                      1999       99,077       25,000         5,200             3,963

--------------------
(a) Any perquisites or other personal benefits received from the Company by the Named Executive Officer were substantially less than 10% of the individual's cash compensation.
(b) Includes portion of salary deferred under the 401(k) Plan and the Nonqualified Deferred Compensation Plan.
(c)   Represents the Company's contribution under the 401(k) Plan.

                    Option/SAR Grants in Last Fiscal Year

      The following table provides information on option grants in 2001 to the Named Executive Officers. The Company does not issue stock appreciation rights.


                         Number of       % of Total
                         Securities     Options/SARs    Exercise
                         Underlying      Granted to     or Base
                        Options/SARs    Employees in     Price      Expiration    Grant Date
Name                      Granted        Fiscal Year     ($/Sh)        Date        Value(a)
----                    ------------    ------------    --------    ----------    ----------

Merrill W. Sherman       25,200(b)         42.97%        $14.75       2/20/11      $108,360

Albert R. Rietheimer      7,800(c)         13.30          14.75       2/20/11        33,540

Donald C. McQueen         7,800(c)         13.30          14.75       2/20/11        33,540

James V. DeRentis         6,350(c)         10.83          14.75       2/20/11        27,305

--------------------
(a) Amounts represent the fair value of each option granted and were estimated as of the date of the grant using the Black-Scholes option -pricing model with the following weighted average assumptions: expected volatility of 20%; expected life of 7 years; risk-free interest rate of 5.03%; and Common Stock dividend rate of 2.92%.
(b) All of these options are nonqualified stock options exercisable in four equal annual installments commencing on February 20, 2001.
(c) All of these options are incentive stock options exercisable in five equal annual installments commencing on February 20, 2001.

             Aggregated Option/SAR Exercises in Last Fiscal Year
                       and Year-End Option/SAR Values

      The following table sets forth certain information regarding stock options exercised during 2001 and currently outstanding options held by the Named Executive Officer as of December 31, 2001:


                                                              Number of Securities               Value of
                                                             Underlying Unexercised            Unexercised
                                                             Options/SARs at Fiscal            In-the-Money
                        Shares Acquired        Value             Year End 2001              Option/SARs($)(a)
Name                      on Exercise       Realized($)    Exercisable/Unexercisable    Exercisable/Unexercisable
----                    ---------------     -----------    -------------------------    -------------------------

Merrill W. Sherman          10,000            $73,000            139,675/19,975              $905,970/$87,965
Albert R. Rietheimer             0                  0             41,140/10,460               265,886/ 53,929
Donald C. McQueen                0                  0             40,190/10,460               260,106/ 53,929
James V. DeRentis                0                  0             10,820/ 6,930                64,883/ 32,405

--------------------
(a) Based on the December 31, 2001 closing sale price of the Common Stock of $17.40, less the exercise price of the options.

           Long-Term Incentive Plans - Awards in Last Fiscal Year

      The following table provides information on long-term incentive plan awards to Ms. Sherman, the only Named Executive Officer who received such an award.


                                                                           Estimated future pay-outs under non-stock
                                                   Performance or                      price based plans
                       Number of shares,         other period until
                            units or               maturation or             Threshold       Target       Maximum
Name                  or other rights (#)             payment                ($ or #)       ($ or #)      ($ or #)
----                  -------------------        ------------------          ---------      --------      --------

Merrill W. Sherman           7,700           4 years from date of grant        6,930          7,315         7,700

      The table set forth above reflects the award of 7,700 shares of restricted Common Stock to Ms. Sherman, subject to achievement of certain performance goals, pursuant to that certain Restricted Stock Agreement by and between Ms. Sherman, Bancorp and the Bank, effective as of January 1, 2001. The restricted stock vests 50% on January 1, 2005 and 50% on January 1, 2006, and is subject to forfeiture if cumulative net income for the three-year period ending December 31, 2002 does not equal or exceed cumulative net income forecasted in Bancorp's annual budgets for such period (the "Performance Goal"). If Bancorp achieves less than 80% of the Performance Goal, Ms. Sherman forfeits 100% of the restricted shares; if Bancorp achieves at least 80% but less than 90% of the Performance Goal, Ms. Sherman forfeits 10% of the restricted shares; and if Bancorp achieves at least 90% but less than 100% of the Performance Goal, Ms. Sherman forfeits 5% of the restricted shares. The restricted shares are also subject to forfeiture in the event of termination of Ms. Sherman's employment prior to the applicable vesting dates for other than termination without cause by the Company or without good reason by Ms. Sherman. All restrictions lapse upon a Change in Control. In the event the award of the restricted stock becomes subject to federal or state income tax upon vesting, the Bank will make a "gross-up" payment to ensure the net after-tax amount retained by Ms. Sherman (taking into account all taxes, including those on the gross-up payment) is the same as if such income taxes had not applied. Bancorp shall pay dividends on the restricted stock, but at the Compensation Committee's discretion, such dividends may be either paid currently or withheld for Ms. Sherman's account subject to the expiration or termination of the restrictions on the restricted stock.

      Employment Agreements. The Company entered into revised employment agreements with Ms. Sherman and Messrs. McQueen, Rietheimer and DeRentis in December 2000, which provide that during the term of the contract, their base salary will not be reduced and they will remain eligible for participation in the Company's executive compensation and benefit programs.

      Ms. Sherman's agreement provides for an initial three-year term expiring December 18, 2003, which automatically renews for successive three-year terms on each successive one-year anniversary unless either party has given the other party written notice of election not to extend the term at least 90 days prior to any anniversary date. In the event Ms. Sherman's employment is terminated by the Company without cause or Ms. Sherman terminates her employment for "Good Reason," the Company must pay her a lump sum severance payment equal to 2.99 times the sum of (i) her annual base salary as in effect at the time of termination and (ii) an amount equal to the average executive cash bonus earned by Ms. Sherman in the two full fiscal years immediately preceding the year in which termination occurs, and continue to pay for all medical and life insurance coverage for 36 months. Ms. Sherman is also allowed continued use of the automobile provided to her in her agreement (with an option to purchase). In addition, any options which are exercisable on the date of termination shall not terminate until the earlier of their expiration or three years after the date of termination. "Good Reason" is defined in Ms. Sherman's agreement as (i) a significant reduction in the nature or scope of her duties, responsibilities, authority and powers; (ii) any requirement that she perform her duties at a location more than 50 miles from where she currently performs her duties; or (iii) failure of the Company either to renew the agreement or enter into a new agreement on terms not less favorable than those existing immediately prior to such nonrenewal (other than a reduction of fringe benefits required by law or applicable to all employees generally).

      In the event of a "Terminating Event" within one year of a "Change in Control," Ms. Sherman is entitled to receive as severance an amount equal to 2.99 times the sum of (i) her annual base salary in effect at the time of the Change in Control plus (ii) the amount of the largest annual bonus paid to Ms. Sherman in the three years preceding the Change in Control, payable in a lump sum. In addition, Ms. Sherman is entitled to receive continuing medical and life insurance benefits and use of the automobile provided to her in the agreement (with an option to purchase), for three years. All options vest upon a Change in Control and remain exercisable for such three-year period. A "Terminating Event" for this purpose means either (a) termination of employment for any reason other than for cause or
(b) resignation, death or disability following (i) a Takeover Transaction or (ii) a Change in Control resulting from a new Board supermajority, in either case, prior to the first anniversary of the Takeover Transaction or Change in Control.

      The agreements with Messrs. McQueen, Rietheimer and DeRentis provide for an initial two-year term expiring December 18, 2002, which automatically renews for successive two-year terms on each successive one year anniversary unless either party has given the other party written notice of election not to renew at least 90 days prior to any anniversary date. If the Company terminates the employment relationship without cause or the executive terminates his employment for "Good Reason", the executive would be entitled to continuance of his base salary and all medical and life insurance coverage for 18 months following the date of termination.

      Messrs. DeRentis and McQueen forfeit their severance payments in the event that within one year of the date of termination they accept certain types of positions as specified in their agreements. "Good Reason" is defined in the agreements of Messrs. Rietheimer, McQueen and DeRentis as the Company's failure to renew the agreement on any anniversary date or enter into a new employment agreement on substantially similar terms.

      The agreements with Messrs. McQueen, Rietheimer and DeRentis provide that in the event of a "Terminating Event" within one year of a Change in Control, the executive is entitled to receive a severance benefit equal to two times the sum of (i) his annual base salary in effect at the time of the Change in Control, and (ii) an amount equal to the average executive cash bonus earned by the executive in the two full fiscal years preceding the Change in Control, payable in a lump sum. In addition, each executive shall continue to receive medical and life insurance coverage for the 24 months commencing on the date of the Terminating Event. A "Terminating Event" means for this purpose either (a) termination of employment for any reason other than death, disability or for cause or (b) resignation following (i) a significant reduction in the nature or scope of the executive's duties, responsibilities, authority and powers from those exercised prior to the Change in Control, (ii) a greater than 10% reduction in the executive's annual base salary or fringe benefits (other than across-the-board salary reductions or changes in fringe benefit plans),
(iii) a requirement that the executive perform duties at a location more than 50 miles from the location where such duties were performed prior to the Change in Control, or (iv) failure of any successor of the Company to continue the executive's employment on substantially similar employment terms. If payments under the employment agreements following a Change in Control are subject to the "golden parachute" excise tax, the Company will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as if such excise tax had not applied.

      For purposes of all of the agreements, a "Change in Control" will be deemed to have occurred if: (1) the Company effectuates a Takeover Transaction; or (2) the Company commences substantive negotiations with a third party with respect to a Takeover Transaction, if within 12 months of the commencement of such negotiations, the Company enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or (3) any election of directors of the Company (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (4) the Company effectuates a complete liquidation of Bancorp or the Bank.

      A "Takeover Transaction" for this purpose means a (i) reorganization, merger, acquisition or consolidation of Bancorp or the Bank with, or an acquisition of Bancorp or the Bank or all or substantially all of Bancorp's or the Bank's assets by, any other bank or corporation, in which the individuals and entities who were the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) immediately prior to such reorganization, merger, acquisition or consolidation, do not, following such reorganization, merger, acquisition or consolidation, beneficially own more than 50% of the voting power of the corporation resulting from the reorganization, merger, acquisition or consolidation, (ii) the issuance of additional shares of Bancorp or the Bank if the individuals or entities who were the beneficial owners of the outstanding voting securities of Bancorp or the Bank immediately prior to such issuance do not, following such issuance, beneficially own securities representing more than 50% of the voting power of Bancorp or the Bank or (iii) when any person or entity or group of persons or entities (other than Bancorp or any trustee or other fiduciary holding securities under an employee benefit plan of Bancorp) either related or acting in concert becomes the beneficial owner of securities of Bancorp representing more than 30% of the voting power of all outstanding shares of voting securities of Bancorp, other than a person who was already a 30% beneficial owner as of the date on which the executive's employment with the Company commenced.

      401(k) Retirement Plan. The Company maintains a 401(k) Plan which qualifies as a tax-exempt plan and trust under sections 401 and 501 of the Internal Revenue Code of 1986, as amended. Generally, Company employees who are at least 21 years of age and have completed at least one year of service with the Company, are eligible to participate in the 401(k) Plan. Under the 401(k) Plan the Company will make matching contributions of up to 4% of an employee's compensation. These contributions are vested monthly.

      Nonqualified Deferred Compensation Plan.   The Company maintains a
nonqualified deferred compensation plan under which certain participants may contribute the amounts they are precluded from contributing to the Company's 401(k) Plan because of the qualified plan limitations, and additional compensation deferrals which may be advantageous for personal income tax or other planning reasons. In addition, under the deferred compensation plan participants receive an amount of employer matching contributions that they have lost under the Company's 401(k) Plan as a result of the nondiscrimination rules applicable to qualified plans. All amounts contributed by the participant and by the Company under the plan are immediately vested. Any excess contributions which cannot be contributed under the 401(k) Plan and which would otherwise be returned to the participant at the end of the year, plus the amount of any supplemental deferrals the participant may choose to make, and any matching contributions provided for under the plan are credited to a deferred compensation account (a bookkeeping account) which is credited with interest at a rate equal to the greater of the Baa1 30-year corporate bond index, or the Company's projected rate of return on average earning assets as reflected in its budget for such year.

      Participants are entitled to receive a distribution of their account upon retirement, death, disability or termination of employment except that any amounts attributable to employer contributions under the nonqualified plan are subject to forfeiture if the participant is terminated for fraud, dishonesty or willful violation of any law that is committed in connection with the participant's employment. A participant is eligible to withdraw amounts credited to the deferred compensation account in the event of unforeseeable financial hardship.

      The amount deferred under the plan is not includible in the income of the participant until paid and, correspondingly, the Company is not entitled to a deduction for any liabilities established under the plan until the amount credited to the participant's deferred compensation account is paid to him or her.

      The amount credited to the deferred compensation account is not funded or otherwise set aside or secure from the creditors of the Company and the participant is subject to the risk that deferred compensation may not be paid in the event of the Company's insolvency or the Company is otherwise unable to satisfy the obligation. The plan permits (but does not require) the Company to establish a grantor trust for the purpose of funding the plan. If such a trust were created, the corpus of the trust would, under current federal income tax regulations, have to be available to creditors of the Company in the event of insolvency or bankruptcy in order to prevent adverse income tax consequences to the participant.

      Supplemental Executive Retirement Plan. The Company has adopted a Supplemental Executive Retirement Plan ("SERP") for certain of its senior executives under which participants designated by the Board are entitled to an annual retirement benefit. Currently, Ms. Sherman and Messrs. Rietheimer, McQueen and DeRentis (collectively, the "SERP Participants") are the only participants in the SERP. The annual retirement benefit under the SERP is $250,000 for Ms. Sherman, $50,000 for Messrs. Rietheimer and McQueen and $35,000 for Mr. DeRentis and is payable upon the later of the executive attaining age 65 or the executive's retirement. In January 2002, the SERP was amended to eliminate the 50% spousal survival benefit. In lieu of the spousal survival benefit, the Company will provide a pre-retirement death benefit equal to the projected age 65 accrual balance and a post-retirement death benefit equal to the accrual balance at the date of the SERP Participant's death. The pre-retirement and post-retirement death benefits are funded through life insurance policies on the lives of the SERP Participants purchased and owned by the Bank, which contain a split dollar endorsement in favor of the SERP Participants.

      The benefit for each current SERP Participant is fully vested. To the extent any new SERP participants are not fully vested, the benefit will vest immediately upon death or in the event of a Change in Control. The SERP is unfunded but provides that upon the Change in Control, the Company must deposit funds in a trust equal to the present value of all accrued benefits provided under the SERP and thereafter make annual additional deposits to reflect any increases in the accrued benefits. All benefits are forfeited in the event that the SERP Participant's employment is terminated on account of a criminal act of fraud, misappropriation, embezzlement or a felony which involves property of the Company. In January 2001, the Bank entered into a CEO Deferred Compensation Agreement with Ms. Sherman providing for annual contributions to a deferred compensation account on behalf of Ms. Sherman. The CEO Deferred Compensation Agreement was terminated in January 2002 in connection with an amendment to the SERP increasing Ms. Sherman's annual retirement benefit from $150,000 to $250,000.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board (the "Compensation Committee") is composed entirely of non-employee directors. From time to time Ms. Sherman meets with the Compensation Committee to review the compensation program and make recommendations for executives reporting to her. The Compensation Committee is charged with the broad responsibility of seeing that officers and key management personnel are effectively compensated in a manner which is internally equitable and externally competitive. The Compensation Committee utilizes a consultant to assist it in its review and evaluation of the Company's compensation program for executives and other senior management.

      Executive Compensation Philosophy. The Company's executive compensation philosophy seeks to link executive compensation with the value, objectives, business strategy, management initiatives and financial performance of the Company. The overall objectives of the program are to attract and retain highly qualified individuals in key executive positions, to motivate executives to achieve goals inherent in the Company's business strategy, and to link executives' and Shareholders' interests. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable corporations.

      Base Salary. Base salaries for executive officers are substantially dependent upon the base salaries paid for comparable positions at similar corporations, the responsibilities of the position held, and the experience level of the particular executive officer. The Compensation Committee sets the base salary for executives by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. In 2001, as part of the overall review of the Company's executive compensation program, salaries of the Company's executives were increased, effective January 1, 2002, in light of market data, as well as to reflect promotions and increased responsibilities. The Compensation Committee generally sought, through these increases, to place such salaries at the median of the survey group.

      Cash Bonus Policy. In keeping with the Company's philosophy to pay for performance, cash bonuses tied to performance measures represent a substantial portion of an executive's total compensation opportunity. Under the cash bonus policy adopted by the Company in 1998, and revised in 2000, executive officers of the Company are eligible to receive bonuses of up to 40% (60% in the case of the Chief Executive Officer) of their base salaries. All bonuses for executive officers are determined at the discretion of the Compensation Committee, which annually establishes specific financial goals and performance criteria for each executive officer. The Compensation Committee generally seeks to award bonuses for superior performance that bring total cash compensation to the 75th percentile of the survey group.

      Stock Options. Total compensation at the senior executive level also includes long-term incentives afforded by stock options granted under the Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan.
The objectives of the program are to align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and total Shareholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in Bancorp's Common Stock. Annual grants of stock options reflect the executive's position with the Company and his or her contributions to the Company and are set at levels to be competitive with other comparable companies with similar performance. Options are granted at fair market value and have three to four year vesting schedules to encourage key employees to continue in the employ of the Company.

      Compensation of Chief Executive Officer. In January 1998, the Company entered into a three-year employment agreement with Ms. Sherman, which was subsequently amended in July 1999 and most recently amended in December 2000. In accordance with the agreement, the Committee has set Ms. Sherman's annual base salary at $371,250 effective as of January 1, 2002, subject to annual adjustment thereafter. Ms. Sherman's base salary was established based upon comparisons with comparable corporations after review of market data provided by the Committee's compensation consultant. The substantial increase in Ms. Sherman's base salary effective January 1, 2002 was intended to bring her salary in line with the median for chief executives of comparable institutions. Under her employment agreement, Ms. Sherman is also entitled to a cash bonus under the Company's cash bonus policy described above. The Committee awarded a bonus of $157,000 for 2001, representing 80% of Ms. Sherman's maximum bonus opportunity, in recognition of the strong financial performance of the Company during 2001 and Ms. Sherman's contribution to the Company's growth and profitability. The Committee also recommended, and the Board approved, increasing the annual retirement benefit payable to Ms. Sherman under the SERP from $150,000 to $250,000, to address a significant deficiency in the Chief Executive Officer's retirement benefit as compared with the market. Ms. Sherman also received options to acquire 25,200 shares of Common Stock and 7,700 shares of restricted stock.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the four other most highly compensated executive officers at year end. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee's policy is to preserve corporate tax deductions by qualifying compensation paid over $1 million to Named Executive Officers as performance-based compensation. Nevertheless, maintaining tax deductibility is but one consideration among many (and is not the most important consideration) in the design of the compensation program for senior executives. The Committee may, from time to time, conclude that compensation arrangements are in the best interest of the Company and its shareholders despite the fact that such arrangements might not, in whole or in part, qualify for tax deductibility.

      Conclusion. The Committee believes that the compensation program for executives is competitive and that the program effectively ties executive compensation to the Company's performance and Bancorp's resultant stock price performance.

                           Compensation Committee

                       F. JAMES HODGES, Jr. - Chairman
      ANTHONY F. ANDRADE        JOHN R. BERGER        DONALD J. REAVES

      Notwithstanding anything to the contrary set forth in any of Bancorp's previous filings under the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report on Executive Compensation and the following Performance Graph shall not be deemed incorporated by reference into any such filing.

                              PERFORMANCE GRAPH

      The following graph shows changes in the value of $100 invested on December 31, 1996 through December 31, 2001, in Bancorp's Common Stock, the S&P 500 Stock Index, and the SNL Financial L.C. New England Bank Index.
The investment values are based on share price appreciation plus dividends paid in cash, assuming that dividends were reinvested on the date on which they were paid. Prior to July 31, 1997, the Common Stock could be traded only in minimum blocks of 10,000 shares. There were no trades in the Common Stock prior to August 1997.


                Bancorp Rhode Island, Inc. vs. The Five Year
                   Total Return for the SNL Financial L.C.
                         New England Bank Index and
                                S&P 500 Index


                                   [GRAPH]




                                                          Period Ending
                              --------------------------------------------------------------------
Index                         12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------

Bancorp Rhode Island, Inc.     100.00      110.00      108.75       99.66      132.87      187.60
S&P 500                        100.00      133.37      171.44      207.52      188.62      166.22
SNL New England Bank Index     100.00      159.19      174.19      162.83      214.74      204.66


      The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is issuer performance. Bancorp's stock price may also be influenced by market perception, Bancorp in particular and the financial services industry in general, economic conditions, fluctuating interest rates, and government regulation and supervision. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                        TRANSACTIONS WITH MANAGEMENT

      The Company has extended loans to certain of its officers, directors, and principal shareholders, including their immediate families and affiliated companies ("related parties"). Loans outstanding to related parties aggregated $5.5 million at December 31, 2001. Loans to related parties are made in the ordinary course of business under normal credit terms, including interest rates and collateral, prevailing at the time of origination for comparable transactions with other persons, and do not represent more than a normal risk of collectibility or other unfavorable features.

      The law firm of Hinckley, Allen & Snyder LLP, of which Margaret D. Farrell (a director and Secretary of the Company) is a partner, provides legal services to the Company. In addition, the spouse of director Edward
J. Mack II is also a partner in Hinckley, Allen & Snyder LLP.

                               PROPOSAL NO. 2
                               APPROVAL OF THE
              2002 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

      On February 19, 2002, the Board of Directors adopted the Bancorp Rhode Island, Inc. 2002 Incentive and Nonqualified Stock Option Plan (the "Option Plan") in the form included with this Proxy Statement as Annex A, subject to approval by the Shareholders. Under the Option Plan Bancorp may grant to directors, officers and other employees, and consultants of the Company, options for up to 200,000 shares of Common Stock, subject to automatic incremental increases each year for nine years on the date of the annual shareholder meeting commencing with the 2003 annual meeting of Shareholders equal to the least of (i) 2% of total issued and outstanding shares of Common Stock on such meeting date, (ii) 75,000 shares of Common Stock and (iii) such lesser number of shares as determined by the Board. Upon Shareholder approval, all directors, officers, employees and consultants shall automatically participate in the Option Plan.

      The Board of Directors recommends a vote "FOR" approval of the Option
Plan.

      Purpose. The purpose of the Option Plan is to attract, retain and motivate key employees by providing them with the opportunity to acquire a proprietary interest in Bancorp and to link that interest with those of shareholders.

      Awards. Awards under the Option Plan may be granted to executive officers and other key employees of Bancorp and its subsidiaries. The Option Plan also provides that other individuals who perform services for, or act as directors of, Bancorp and its subsidiaries may be granted stock options. The Option Plan's eligibility criteria are intended to encompass a group which is currently estimated at approximately 50 individuals. The Committee appointed by the Board of Directors to administer the Option Plan (and if no Committee is constituted, "Committee" shall mean the Board of Directors) bases its selection of award recipients, and its determination of the number of shares of Common Stock to be covered by each award, on the nature of employees' duties and present and potential contributions to Bancorp's success and other factors it deems relevant. Awards under the Option Plan may be granted in the form of (i) incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) non-qualified stock options. The maximum number of shares of Common Stock which may be subject to options granted under the Option Plan to any one individual in any calendar year is 50,000. Shares reserved for issuance, but never issued, such as shares covered by expired or terminated options, may be available for subsequent awards.

      Stock options have terms determined by the Committee, but no incentive stock option may have a term exceeding ten years (or five years in the case of incentive stock options granted to an employee or officer holding 10% or more of the voting stock of Bancorp). Stock options become exercisable as determined by the Committee. The Committee may accelerate the exercisability of any option at any time. In addition, options may be granted which become immediately exercisable upon a change in control of Bancorp.

      The option price of incentive stock options may not be less than the market price of Common Stock on the date of grant (or not less than 110% of such market value in the case of incentive stock options granted to an employee or officer holding 10% or more of the voting stock of Bancorp).
An option may be exercised by payment of the option price in cash, or, subject to the approval of the Committee, by payment in already owned shares of Common Stock, or, subject to the approval of the Committee, by such other consideration as may be acceptable to the Board of Directors, or a combination of all three methods. At the discretion of the Committee, options may also be exercised in accordance with a cashless exercise program (through broker accommodation), if any, established by the Committee. In addition, subject to the approval of the Committee, Bancorp may make loans in connection with the exercise of the options. The terms of any loan, including the interest rate thereof (which, except in the case of incentive stock options, may be below the current market rates), shall be determined by the Committee, but no loan may have an initial term exceeding five years. The option holder will pledge shares of Common Stock having a fair market value at least equal to the principal amount of the loan to Bancorp as security for the unpaid principal balance of the loan.

      Options will generally not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder. However, subject to the approval of the Committee, a holder may transfer non-qualified options to certain family members of the option holder. In addition, to the extent any options exercisable by the holder have not been exercised at the time of the holder's death, such options shall be exercisable by the holder's designated beneficiary.

      Upon the termination of employment of an employee or consultant for cause, all options held by the employee under the Option Plan, to the extent not theretofore exercised, will terminate. If employment or other service is otherwise terminated, except by reason of death or total disability, unless otherwise provided by the terms of the award and subject to such restrictions as may be imposed by the Code, an option (to the extent otherwise exercisable) may be exercised at any time within thirty
(30) days after the date of termination of the holder's employment or other period of service voluntarily by the holder, and within ninety (90) days after the date of termination of the holder by Bancorp without cause. In the case of an employee whose termination results from retirement from active employment at or after age 55, any options (to the extent otherwise exercisable) may generally be exercised within a period ending on the earlier of the expiration of the options or one year after the employee's termination. In the case of the total disability of an employee, director or consultant while employed, any previously granted options may be exercised within a period ending on the earlier of the expiration of the options or one year after the employee's, director's or consultant's total disability. Generally, in the case of the death of an employee, director or consultant while employed or within the three months (or, in the case of an employee whose termination results from disability or retirement at or after age 55, within one year) following termination of employment or other service (other than for cause), any previously granted options (to the extent otherwise exercisable) may be exercised within a period ending on the earlier of the expiration of the options or one year after the employee's, director's or consultant's death.

      Tax Consequences. There are no federal income tax consequences to either the option holder or Bancorp on the grant of a non-qualified option. On the exercise of a non-qualified option, the holder has taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date (or the date on which any substantial risk of forfeiture lapses) over the option price of the shares. Bancorp will be entitled to a federal income tax deduction in an amount equal to such excess. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of an option, a holder will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

      Grants of incentive stock options under the Option Plan have no immediate tax consequences to Bancorp or the holder. If the holder exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will realize no compensation income, and any gain or loss that he realizes on his subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of the alternative minimum tax, however, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the option price will be included in alternative minimum taxable income.

      If a holder makes a disqualifying disposition of shares acquired by the exercise of an incentive stock option, he will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses), and (ii) the amount of gain realized. In addition, depending upon the amount received as the result of such disposition, the holder may realize long-term or short-term capital gain or loss.

      Bancorp will be entitled to a deduction at the same time and in the same amount as the holder is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to Bancorp.

      The exercise of any portion of an option that is accelerated as a result of a change in control event may cause payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible, in whole or in part, and may subject the holder to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

      Amendment and Termination. No option grant will be made after May 15, 2012. The Board of Directors may modify, revise or terminate the Option Plan at any time and from time to time, except that the class of persons eligible to receive options under the Option Plan and the aggregate number of shares issuable pursuant to the Option Plan may not be changed or increased, other than by operation of Sections 3.2 and 8 of the Option Plan which deal with annual incremental increases and changes in the capital structure of Bancorp, respectively, without the consent of the Shareholders of Bancorp.

      New Plan Benefits. Since awards under the Option Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the year. During 2001, options to purchase an aggregate of 48,150 shares of Common Stock were granted under the 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Plan") to all executive officers of Bancorp as a group at an average exercise price of $14.75 and options to purchase an aggregate of 10,500 shares of Common Stock were granted under the 1996 Plan to all employees (not including executive officers) as a group. Options granted during 2001 to the Named Executive Officers are set forth under "Executive Compensation - Option SAR Grants in Last Fiscal Year." No options were granted under the 1996 Plan to directors or Nominees who are not also executive officers of Bancorp and it is not presently anticipated that options will be granted under the Option Plan to non-employee directors. The closing price of Bancorp's Common Stock on March 28, 2002 was $22.95.

      Anti-Takeover Effects. Under the Option Plan, the Committee may provide that, in the event of a change in control of Bancorp, (i) holders of outstanding options may receive shares of such stock as were received by the holders of Common Stock pursuant to the terms of any merger, consolidation, reorganization, liquidation, sale or disposition, (ii) exercise of outstanding options be accelerated, or (iii) outstanding options be canceled. A "change in control" includes a merger or consolidation of Bancorp where Bancorp is not the surviving entity, or where Bancorp is the surviving entity, but the shareholders of Bancorp immediately prior to such merger or consolidation do not own shares representing at least 50% of the voting power of Bancorp following the merger, or the sale or other disposition of substantially all of Bancorp's assets to another corporation or the liquidation of Bancorp. The provisions of the Option Plan permitting acceleration of the exercise of outstanding options may have an anti-takeover effect.

                               PROPOSAL NO. 3
        APPROVAL OF AMENDMENT OF THE Non-Employee Director Stock Plan

      Under the Amended and Restated Non-Employee Director Stock Plan (the "Director Plan"), which was approved at the Bank's 1998 annual meeting of shareholders and assumed by Bancorp in connection with the Reorganization, Bancorp may grant options for up to 40,000 shares of Common Stock to all non-employee directors. Currently, options to acquire an aggregate of 34,000 shares are outstanding. Because there are insufficient shares remaining in the Director Plan to permit future awards, on February 19, 2002, the Board of Directors voted in favor of amending the Director Plan to increase the maximum number of shares for which options may be granted from 40,000 shares of Common Stock to 65,000 shares of Common Stock, subject to approval by the Shareholders.

      The Board of Directors recommends a vote "FOR" approval of the amendment of the Director Plan.

      Purpose. The purpose of the Director Plan is to attract and retain persons of exceptional ability to serve as directors and to solidify the common interests of the Shareholders and the directors in enhancing the value of Bancorp's Common Stock.

      Award to Directors. Pursuant to the Director Plan, each non-employee director elected at the 1998 annual meeting of shareholders received an option to purchase 1,500 shares of Common Stock, and each new non-employee director elected thereafter receives an option to purchase 1,000 shares of Common Stock, as of the date of election to the Board. In addition, annual grants of options are made as of the date of each annual meeting of shareholders to each non-employee director (other than a director who is first elected at or within six months of the meeting) to purchase 500 shares of Common Stock. All options have a ten-year term and an exercise price equal to the fair market value on the date of grant. Options may be exercised with cash, Common Stock, or both. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability or a change in control. The closing price of Bancorp's Common Stock on March 28, 2002 was $22.95.

      Tax Consequences. There will be no federal income tax consequences to either the non-employee director or Bancorp on the grant of the options described above. On the exercise of such options, the director has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the Common Stock. Bancorp will be entitled to a federal income tax deduction in an amount equal to such excess. Upon a subsequent sale or taxable exchange of Common Stock acquired upon exercise of an option, a director will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

      In the event Common Stock is used to pay the option price for an option, gain or loss is not normally recognized in connection with such exchange. To the extent that the number of shares of Common Stock received on exercise does not exceed the number of shares surrendered, the director's basis in these shares is equal to the basis of the stock surrendered, and the director's holding period therefor is the same holding period as for the Common Stock surrendered.

      To the extent the director receives an amount of shares in excess of the number of shares surrendered, the director's basis in such additional shares is zero (plus any cash paid in connection with the exercise) and the holding period for such additional shares will begin from the date of such exchange.

      Amendment and Termination. No option grant will be made after May 20, 2008. The Board at any time will be permitted to amend, suspend or terminate the Director Plan, but no such amendment shall permit directors who are employees of the Company to participate in the Director Plan and no such amendment shall affect the rights of any participating director to previously granted options without his or her consent.

      New Plan Benefits. The following table illustrates the aggregate benefits which will be received by non-employee directors under the Director Plan in 2002. Since the exercise price of the options is equal to the fair market value on the date of grant, the value of such benefits is reflected as zero. Annual awards under the Director Plan will be equal to 500 options for each non-employee director.


                                               Dollar    Number of
                                               Value      Options
                                               ------    ---------

Each nominee for election as a director          $0          500
All current directors who are not executive
 officers as a group                              0        5,000*

* Karen Adams and Edward J. Mack II received 1,000 options under the Director Plan upon their election to the Board of Directors on January 16, 2002, and therefore are not eligible to receive an award at the Meeting.

                               PROPOSAL NO. 4
        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon recommendation of the Audit Committee of the Board of Directors, the Board has appointed KPMG LLP as independent public accountants for the 2002 fiscal year and hereby requests Shareholders to ratify such appointment.

      The Board of Directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent public accountants.

      Representatives of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from Shareholders.

                        OTHER BUSINESS OF THE MEETING

      The Board of Directors is not aware of any matters to come before the Meeting other than those stated in the Proxy Statement. In the event that other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

                         ANNUAL REPORT AND FORM 10-K

      The 2001 Annual Report of Bancorp was mailed to Shareholders with this Proxy Statement. Upon request, Bancorp will furnish without charge a copy of Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including financial statements, but without exhibits, a copy of which has been filed with the SEC. It may be obtained by writing to Stephen M. Turgeon, Corporate Communications, Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903.

                       SHAREHOLDER PROPOSALS FOR 2003

      Bancorp's next annual meeting is scheduled to be held on May 21, 2003. A Shareholder who wants to have a qualified proposal considered for inclusion in the Proxy Statement for the Company's 2003 annual meeting of Shareholders must notify the Secretary of Bancorp not later than December 23, 2002. Shareholder proposals that are to be considered at the 2003 annual meeting but not requested to be included in the Proxy Statement must be submitted no later than March 21, 2003 and no earlier than December 23, 2002.

                                                                    ANNEX A

                         BANCORP RHODE ISLAND, INC.

              2002 INCENTIVE AND NONQUALFIED STOCK OPTION PLAN
              ------------------------------------------------

SECTION 1.  PURPOSE

      This 2002 Incentive and Nonqualified Stock Option Plan (the "Plan") of the Corporation, is designed to provide additional incentive to executives and other key employees of the Corporation and its subsidiaries and for certain other individuals providing services to or acting as directors of the Corporation and its subsidiaries. The Corporation intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives, key employees, directors and other eligible individuals an opportunity to acquire or increase their proprietary interest in the Corporation through the acquisition of shares of its Common Stock. The Corporation intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The terms "parent" and "subsidiary" as used herein shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

      2.1   Board of Directors/ Committee.

            (a) Except as otherwise provided in section 2.1(b) below, the Plan shall be administered by the Board of Directors (the "Board") of the Corporation.

            (b) So long as the Corporation has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by a Committee (the "Committee") consisting of at least two members of the Board appointed by the Board of the Corporation. It is the intention of the Corporation that, so long as the Corporation has a class of securities registered pursuant to the Exchange Act, the Plan shall be administered, in accordance with the provisions of Section 4 hereof, by a Committee composed solely of two or more "Non-Employee Directors" within the meaning of Rule l6b-3 under the Exchange Act and/or two or more "Outside Directors" in accordance with Section 162(m) of the Code, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a Non-Employee Director or Outside Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage, and administer the Plan on behalf of the Corporation. Action by the Committee shall require the affirmative vote of a majority of all members thereof. The term "Committee" shall refer to the Board if at any time no committee of the Board is constituted to administer the Plan. None of the members of the Committee shall be an officer or other employee of the Corporation.

            (c) Except to the extent prohibited by any applicable law, rule or regulation, including, without limitation, the requirements applicable under Section 162(m) of the Code to any option granted under the Plan intended to be "qualified performance-based compensation," or the requirements for any award granted under the Plan to an officer or director to be covered by any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3, or any successor rule, as the same may be amended from time to time), the Board or the Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

      2.2 Powers of the Board/Committee. Subject to the terms and conditions of the Plan, the Committee shall have the power:

            (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

            (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Corporation and optionees;

            (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

            (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to the Plan.

SECTION 3.  STOCK

      3.1 Share Reserve. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of two hundred thousand (200,000) shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof and this Section 3.

      3.2 Evergreen Share Reserve Increase. Notwithstanding Section 3.1 hereof and subject to the provisions of Section 8 hereof relating to adjustments upon changes in Common Stock, on the day of each annual meeting of shareholders of the Company (the "Calculation Date") for a period of nine (9) years, commencing with the annual meeting of shareholders in 2003, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to the least of (i) two percent (2%) of the total issued and outstanding shares of Common Stock on such Calculation Date, (ii) seventy-five thousand (75,000) shares of Common Stock, or (iii) such lesser number of shares as determined by the Board.

      3.3 Expiration. Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

      3.4 Source of Shares. The stock subject to the options granted under the Plan shall be shares of the Corporation's authorized but unissued Common Stock or shares of the Common Stock held in treasury.

SECTION 4.  ELIGIBILITY

      4.1 Persons Eligible. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Corporation or its subsidiaries. Nonqualified Options may be granted to officers or other employees of the Corporation or its subsidiaries, to members of the Board of Directors of the Corporation or any of its subsidiaries (whether or not employees), and to individuals who are not employees but who provide services to the Corporation or its subsidiaries (regardless of whether they are also employees), but only to the extent any such non-employees (i) are natural persons; (ii) provide bona fide services to the Corporation or a subsidiary; and (iii) provide services that are not in connection with the offer or sale of the Corporation's or a subsidiary's securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation's or a subsidiary's securities (such service providers who are neither employees nor directors are referred to in the Plan as "consultants"), provided, however, that no such option may be granted to a person who is a member of the Committee, if any, at the time of grant.

      4.2 Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

      4.3 Maximum Aggregate Fair Market Value. The aggregate fair market value (determined at the time the option is granted in the manner specified in Section 6.3) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Corporation or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

      4.4 Maximum Grant. Notwithstanding any other provision contained in the Plan to the contrary, the maximum number of shares of Common Stock which may be subject to options granted under the Plan to any single optionee during any calendar year shall not exceed 50,000 shares of stock.

SECTION 5.  TERMINATION OF SERVICE OR DEATH OF OPTIONEE

      5.1 Termination of Service. Unless otherwise determined by the Committee, and stated in the option agreement, and subject to such restrictions as may be imposed by the Code in the case of any Incentive Stock Options, in the event that the employment or other period of service with the Corporation and its subsidiaries of an optionee to whom an option has been granted under the Plan shall be terminated (except as set forth in Section 5.2), such option may, subject to the provisions of the Plan, be exercised (to the extent that the optionee was entitled to do so under the Plan and the optionee's option agreement at the termination of his employment or period of service) at any time within (i) thirty (30) days after such termination voluntarily by the optionee; (ii) ninety (90) days after such termination without cause by the Corporation; or (iii) in the case of an employee whose termination results from retirement from active employment at or after age 55 (as determined by the Committee in its good faith discretion) within one year after such termination, but in no case later than the date on which the option expires; provided, however, that any option held by an employee or consultant whose employment or service with the Corporation or a subsidiary is terminated for cause (as determined by the Committee in its good faith discretion) shall forthwith terminate, to the extent not theretofore exercised.

An employment relationship between the Corporation and the optionee shall be deemed to exist during any period in which the optionee is employed by the Corporation, or any parent or subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Corporation and the optionee shall be determined by the Committee at the time thereof.

As used herein, "cause" shall have the meaning ascribed thereto in the relevant option agreement or, in the absence of any such definition in such agreement, shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Corporation are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the Corporation's business or on the optionee's ability to perform services for the Corporation, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Corporation or any affiliate of the Corporation.

      5.2 Death or Permanent Disability of Optionee. If an optionee ceases to be an employee, director or consultant of the Corporation or any subsidiary by reason of "total disability," such optionee's option may be exercised, to the extent that the optionee or a Permitted Transferee of the option was entitled to do so at the termination of employment or service with the Corporation or such a subsidiary, as set forth herein and in the optionee's option agreement (subject to the restrictions set forth in Section 7) at any time within one year after the date of such termination of employment or service, but in no case later than the date on which the option expires. If an optionee shall die while an employee, director or consultant of the Corporation or its subsidiaries or within three months (or, in the case of an employee whose termination results from disability or retirement from active employment at or after age 55, within one year) after the termination of such employment or other relationship with the Corporation or such a subsidiary (other than termination for cause), such optionee's option may be exercised, to the extent that the optionee or a Permitted Transferee of the option was entitled to do so at the termination of employment or service with the Corporation or such a subsidiary (or at the date of death, if later), as set forth herein and in the optionee's option agreement by the optionee, a legatee or legatees of the optionee under the optionee's last will, by the optionee's personal representatives or distributees or by the Permitted Transferee, whichever is applicable, at any time within one year after the date of the optionee's death, but in no case later than the date on which the option expires. For purposes hereof, "total disability" is defined as the permanent inability of an optionee, as a result of accident or sickness, to perform any and every duty pertaining to such optionee's occupation or employment for which the optionee is suited by reason of the optionee's previous training, education and experience, as determined by the Committee in its good faith discretion, and, for purposes of Incentive Stock Options granted under the Plan, "total disability" shall mean "permanent and total disability," as defined in Section 22(e)(3) of the Code.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

      Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee, provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code. So long as the Corporation has a class of securities registered pursuant to
Section 12 of the Exchange Act, the shares of stock issuable upon exercise of an option by any executive officer, director or beneficial owner of more than ten percent of the Common Stock of the Corporation may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such officer, director or beneficial owner for a period of six months following the grant of such option.

      Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

      6.1 Expiration of Option. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 of this Plan.

      6.2 Exercise. Each option may be exercised, so long as it is valid and outstanding from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

      6.3 Purchase Price. The purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110 % of the fair market value in the case of a greater-than-ten-percent stockholder). For purposes of the Plan, the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported on the Nasdaq Stock Market or by a nationally recognized stock exchange, or, if the Common Stock is not listed on the Nasdaq Stock Market or such an exchange, the fair market value as determined by the Board or the Committee, as the case may be. The Committee shall determine the date on which an option under the Plan is granted, provided that such date is consistent with the

Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the optionee to whom the option is granted is promptly notified of the grant and an option agreement is duly executed as of the date of the resolution. The purchase price shall be subject to adjustment as provided in Section 8.

      6.4 Transferability of Options. (a) Except as otherwise provided in this Section 6.4, options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee who received such option only by such optionee.

      (b) No transfer of any options by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the option grant that are or would have been applicable to the individual to whom the option was granted and to be bound by the acknowledgments made by such individual in connection with the grant of the option.

      (c) With the approval of the Committee and subject to such conditions as the Committee may prescribe, an optionee may, upon providing written notice to the Secretary of the Corporation, elect to transfer any or all such optionee's non-qualified options to such optionee's spouse, children, grandchildren and the spouses of children and grandchildren or to trusts for the benefit of the optionee and/or any of the foregoing family members of the optionee or to partnerships in which the optionee and/or such family members are the only partners ("Permitted Transferees"); provided, however, that no such transfer by any optionee may be made in exchange for consideration and following any such transfer the option may not be subsequently transferred; and provided further, however, that following any such transfer, the exercise, vesting and termination provisions of such option and the Plan shall continue to be applied with respect to the optionee who transferred such option.

      (d) If any rights exercisable by the optionee or benefits deliverable to an optionee under the Plan have not been exercised or delivered, respectively, at the time of the optionee's death, such rights shall be exercisable by the optionee's Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan and the applicable option agreement. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the optionee in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased optionee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the optionee, any rights that would have been exercisable by the optionee and any benefits distributable to the optionee shall be exercised by or distributed to the legal representative of the estate of the optionee. If a deceased optionee designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under the Plan or the option agreement or before the complete distribution of benefits to the Designated Beneficiary under the option agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

      6.5 Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Corporation shall have issued and delivered the shares to the optionee.

SECTION 7.  METHOD OF EXERCISE, PAYMENT OF PURCHASE PRICE

      7.1 Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Corporation, on any business day, a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

      7.2 Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash, certified check, bank draft or postal or express money order equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Committee and subject to such terms and conditions as it may determine, by delivery of shares of Common Stock of the Corporation having a fair market value equal to the option price of such shares, which have been owned by the optionee exercising such option for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes, or (iii) with the consent of the Committee and subject to such terms and conditions as it may determine, by delivery of such other consideration which is acceptable to said Board or Committee, as the case may be, and which has a fair market value equal to the option price of such shares, or (iv) with the consent of the Committee a combination of (i), (ii) and/or (iii), or
(v) at the discretion of the Committee, in accordance with a cashless exercise program (through broker accommodation) if any, established by the Committee. For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Corporation shall be determined in the manner specified in Section 6.3. In addition, the optionee exercising such option shall promptly pay to the Corporation in cash any amount necessary to satisfy all applicable federal, state or local tax requirements (and in no event shall Common Stock be delivered with respect to such option until all such amounts have been fully paid to the Corporation). The Committee may permit such amount to be paid in shares of Common Stock previously owned by the optionee for more than six months prior to such payment (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), or a portion of the shares of Common Stock that otherwise would be distributed to such optionee upon exercise of the option (provided, however, that the amount of any Common Stock so withheld shall not exceed the amount necessary to satisfy the Corporation's or any subsidiary's required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income), in either case, based on the fair market value of such shares on the date of payment, as determined by the Board or the Committee, as the case may be, or a combination of cash and shares of such Common Stock. The Corporation or a subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such optionee. As promptly as practicable after receipt of the Notice and accompanying payment, the Corporation shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation or a stock transfer agent of the Corporation shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

      7.3 Loans. The Corporation may make loans to such optionees as the Committee, in its discretion, may determine (including a holder who is a director or officer of the Corporation) in connection with the exercise of options granted under the Plan; provided, however, that the Committee shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424 of the Code) of any Incentive Stock Option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of Incentive Stock Options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding five years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the holder to the Corporation as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

SECTION 8.  CHANGES IN THE CORPORATION'S CAPITAL STRUCTURE

      8.1 Rights of the Corporation. The existence of outstanding options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      8.2 Recapitalization, Stock Splits and Dividends. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted by the Corporation in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event; and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

      8.3 Merger without Change of Control. After a merger of one or more corporations into the Corporation, or after a consolidation of the Corporation and one or more corporations in each case as a result of which
(i) the Corporation shall be the surviving corporation, and (ii) the stockholders of the Corporation immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Corporation, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or reorganization if, immediately prior to such merger, consolidation or reorganization, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

      8.4 Sale or Merger with Change of Control. If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if there is a merger or consolidation where the Corporation is the surviving corporation but the stockholders of the Corporation immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, reorganization, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, reorganization, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, reorganization, liquidation, sale or disposition, as the case may be, specified by said Board or Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, reorganization, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if said Board or Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, reorganization, liquidation, sale or disposition.

      8.5 Adjustments to Common Stock Subject to Option. Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

      8.6 Miscellaneous. Adjustments under this Section 8 shall be determined by the Committee and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

      9.1 Investment Representations. The Corporation may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws.

      9.2 Compliance with Securities Laws. The Corporation shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Corporation of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Securities Act"), upon exercise of any option, the Corporation shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Corporation has been received by the Corporation to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Securities Act, the Corporation may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Corporation considers necessary or advisable to comply with the Securities Act and with applicable state securities laws:

      "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act, and in the event any shares are so registered, the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

      9.3 Employment Obligation. The granting of any option shall not impose upon the Corporation any obligation to employ or continue to employ any optionee, and the right of the Corporation to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him or her.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

The Board may modify, revise or terminate this Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 3.2 or 8 hereof, without the consent of the shareholders of the Corporation.

SECTION 11. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12. EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective upon the later of the approval of the Plan by the Board and the approval of the Plan by the shareholders of the Corporation in accordance with applicable laws and regulations. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (x) when the total amount of the Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (y) by action of the Board pursuant to
Section 10 hereof, whichever shall first occur.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                               REVOCABLE PROXY
                         BANCORP RHODE ISLAND, INC.

             Proxy Solicited on Behalf of the Board of Directors
                            for Annual Meeting of
                    Shareholders to be held May 15, 2002

      The undersigned hereby authorizes and appoints Malcolm G. Chace, Merrill W. Sherman, and Albert R. Rietheimer, and each of them, as proxies with full power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of Bancorp Rhode Island, Inc. (the "Company") held of record on March 29, 2002 by the undersigned at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time, on Wednesday, May 15, 2002, at the Courtyard by Marriott, 32 Exchange Terrace, Providence, Rhode Island, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

              THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.



                                                                With-   For All
                                                          For   hold    Except
PROPOSAL 1 - Election of five Class III Directors with    [ ]    [ ]      [ ]
terms expiring in 2005, and election of Karen Adams as a Class I Director with a term expiring in 2003:

       Class III Directors         Class I Director
       -------------------         ----------------

       Anthony F. Andrade          Karen Adams
       Malcolm G. Chace
       Ernest J. Chornyei, Jr.
       Edward J. Mack II
       Merrill W. Sherman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_______________________________________________________________________________


                                                        For   Against   Abstain

PROPOSAL 2 - Approve the 2002 Incentive and             [ ]     [ ]       [ ]
Nonqualified Stock Option Plan

PROPOSAL 3 - Approve the Amendment of the               [ ]     [ ]       [ ]
Non-Employee Director Stock Plan

PROPOSAL 4 - Ratify the appointment of KPMG LLP         [ ]     [ ]       [ ]
as independent public accountants for the Company.

This proxy when properly executed will be voted (i) as directed above, or, in the absence of such direction, this proxy will be voted FOR the specified nominees in Proposal 1 and FOR Proposals 2, 3 and 4 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.



                                        ---------------------------
  Please be sure to sign and date       |Date                      |
   this Proxy in the box below.         |                          |
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|                                                                  |
|                                                                  |
|                                                                  |
---Shareholder sign above----------Co-holder (if any) sign above---


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  Detach above card, sign, date and mail in postage paid envelope provided.

                         BANCORP RHODE ISLAND, INC.

------------------------------------------------------------------------------
|           This Proxy must be signed exactly as the name of the              |
|                   Shareholder(s) appears on this card.                      |
|                                                                             |
| Executors, administrators, trustees, etc. should give full title as such. | | If the signatory is a corporation, please sign full corporate name by duly |
| authorized officer.                                                         |
|                                                                             |
|    PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED      |
|    ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.       |
------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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